Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Scientific Technologies Incorporated, File-Number 333-6528, of our report dated March 4, 2004, except for Note 7, which is as of March 23, 2005, relating to the financial statements of Scientific Technologies, Inc., which appears in this Annual Report on Form 10-K for the year ended December 31, 2004

BDO Seidman, LLP

San Francisco, California
March 29, 2005